UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest Event Reported): November 29, 2016

CORPORATE CAPITAL TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	814-00827	27-2857503
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Information set forth in Item 2.03 of this Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 29, 2016, Corporate Capital Trust, Inc.’s (the “Company”) newly formed, wholly owned, special purpose financing subsidiary, CCT SE I LLC (“CCT SE”), entered into a revolving credit facility (the “Credit Facility”) pursuant to a Loan and Security Agreement with the Company, as the portfolio manager, JPMorgan Chase Bank, National Association (“JPMorgan”), as administrative agent and lender, together with any additional lenders from time to time party thereto, and the collateral administrator, collateral agent and securities intermediary party thereto (the “Loan Agreement”). CCT SE’s obligations to JPMorgan under the Credit Facility are secured by a first priority security interest in substantially all of the assets of CCT SE, including its portfolio of loans. The obligations of CCT SE under the Credit Facility are non-recourse to the Company.

The Credit Facility provides for borrowings in an aggregate principal amount up to $300 million with an accordion feature which allows for the expansion of the borrowing limit up to $400 million, subject to consent from the lender and other customary conditions. Borrowings under the Credit Facility are subject to compliance with a net asset value coverage ratio with respect to the value of CCT SE’s portfolio and various eligibility criteria must be satisfied with respect to the acquisition of each loan in CCT SE’s portfolio. Any amounts borrowed under the Credit Facility will mature, and all accrued and unpaid interest thereunder will be due and payable, on November 29, 2020.

Advances under the Credit Facility are based on the one month London Interbank Offered Rate plus an annual spread of 3.00%. Interest is payable monthly in arrears. CCT SE is required to pay a non-usage fee which will accrue at 0.50% per annum through May 29, 2017, and at 1.00% per annum thereafter, on the average daily unused amount of the financing commitments to the extent the aggregate principal amount available under the Credit Facility has not been borrowed. CCT SE also paid an upfront fee and incurred certain other customary costs and expenses in connection with obtaining the Credit Facility.

The Credit Facility and the related documents require the Company and CCT SE to, among other things, agree to make certain customary representations and to comply with customary affirmative and negative covenants. The Credit Facility also includes customary events of default for credit facilities of this nature, including breaches of representations, warranties or covenants by the Company or CCT SE, the occurrence of a change in control and the failure to maintain certain ratios required under the Credit Facility.

Borrowings of CCT SE will be considered borrowings of the Company for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended, applicable to business development companies.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Loan and Security Agreement, dated as of November 29, 2016, among CCT SE I LLC, as borrower, JPMorgan Chase Bank, National Association, as administrative agent, Corporate Capital Trust, Inc., as portfolio manager, the lenders party thereto and the collateral agent, collateral administrator and intermediary party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CORPORATE CAPITAL TRUST, INC. a Maryland corporation

Date: December 2, 2016	By:	/s/ Steven D. Shackelford
Steven D. Shackelford President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Loan and Security Agreement, dated as of November 29, 2016, among CCT SE I LLC, as borrower, JPMorgan Chase Bank, National Association, as administrative agent, Corporate Capital Trust, Inc., as portfolio manager, the lenders party thereto and the collateral agent, collateral administrator and intermediary party thereto.